                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           RADIANT ENERGY CORPORATION

             (Exact name of Registrant as specified in its charter)

                                   Canada N/A

      (State or other jurisdiction of (IRS Employer Identification Number)
                         incorporation or organization)
                                 40 Centre Drive

                          Orchard Park, New York 14217

                                 (716) 662-0022

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                  Radiant Energy Corporation Stock Option Plan

                              (Full title of plan)

Colin V.F. Digout                                Ward B. Hinkle, Esq.
Chief Operating Officer                          Hodgson, Russ, Andrews, Woods
Radiant Energy Corporation                        & Goodyear, LLP
40 Centre Drive                                  One M&T Plaza, Suite 2000
Orchard Park, New York 14217                     Buffalo, New York 14203
(716)662-0022 (716) 856-4000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

 ------------- -------------- ---------- ------------ --------------
                                         Proposed     Proposed
                                         Maximum      Maximum

Title of                      Offering   Aggregate    Amount of
Securities to  Amount to be   Price Per  Offering     Registration
be Registered  Registered     Share (1)  Price   (1)  Fee
-------------  -----------    -----      ------       ---
Common Stock   2,090,178      $3.1639    $6,613,114   $1,746
-------------- -------------- ---------- ------------ --------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based upon the U.S. dollar equivalent of the average of the bid and asked price of the common stock reported on the Canadian Dealing Network, Inc. for July 27, 2000. On that date, the average of the bid and asked price was $4.675 CDN and the exchange rate was $1.4776 CDN per $1.00 U.S.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

     Radiant Energy Corporation ("Radiant" or the "Company") hereby incorporates by reference in this Registration Statement the following documents that have been filed with the Securities and Exchange Commission (the "Commission"):

(a) The Company's Form 10-SB Registration Statement filed with the Commission on February 23, 2000 and as amended by Amendment No. 1 filed with the Commission on July 14, 2000;

(b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(c) The description of the Company's common stock contained in the Company's registration statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers

     The Company's by-laws provide that directors and officers shall be indemnified by the Company from and against all liabilities, costs and expenses in respect to any action brought against them relating to their duties as a director or officer.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed with this registration statement:

Exhibit
Number                             Description
------                             -----------

4(a)     Radiant Energy Corporation Stock Option Plan   (1)

4(b)     *Radiant Energy Corporation Stock Option Agreement

5        *Legal Opinion of Wildeboer Rand Thomson Apps & Dellelce, LLP

23(a)    *Consent of Ernst & Young LLP

23(b)    *The  consent  of  Wildeboer  Rand  Thomson  Apps &  Dellelce,  LLP  is
          contained in their legal opinion, which is filed as Exhibit 5 to this Registration Statement

(1) Filed as Exhibit 6(k) to the Company's Form 10-SB filed on February 23, 2000 and incorporated herein by reference.

*    Filed herewith.

Item 9. Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by
     Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Orchard Park, New York on July 27, 2000.

                                                RADIANT ENERGY CORPORATION

                                                BY:/s/ Colin V.F. Digout
                                                   ----------------------------
                                                   Colin V.F. Digout
                                                   Chief Operating Officer,
                                                   Chief Financial Officer,
                                                   Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/ Colin V.F. Digout                   Chief Operating Officer, Chief Financial          July 27, 2000
------------------------------------
(Colin V.F. Digout)                     Officer, Secretary and Treasurer (Principal
                                        Executive Officer and Principal Financial
                                        Officer)

/s/ David A. Williams                   Chairman of the Board and Director                July 27, 2000
------------------------------------
(David A. Williams)

/s/ John Chew                           Director                                          July 28, 2000
-------------------------------------
(John Chew)

                                        Director                                          July ___, 2000
------------------------------------
(Michael Lupynec)

/s/ John M. Marsh                       Director                                          July 27, 2000
----------------------------
(John M. Marsh)

                                        Director                                          July ___, 2000
-------------------------------------
(Robert J. Metcalfe)

                                        Director                                          July ___, 2000
------------------------------------
(Thomas J. Motherway)
/s/ Gregory G. O'Hara                   Director                                          July 26, 2000
-------------------------------------
(Gregory G. O'Hara)

/s/ Timothy P. Seel                     Director                                          July 27, 2000
-------------------------------------
(Timothy P. Seel)


                                  EXHIBIT INDEX
Exhibit
Number                             Description

4(a)      Radiant Energy Corporation Stock Option Plan (1)

4(b)      *Radiant Energy Corporation Stock Option Agreement

5         *Legal Opinion of Wildeboer Rand Thomson Apps & Dellelce, LLP

23(a)     *Consent of Ernst & Young LLP

23(b) *The consent of Wildeboer Rand Thomson Apps & Dellelce LLP is contained in their legal opinion, which is filed as Exhibit 5 to this Registration Statement


(1) Filed as Exhibit 6(k) to Radiant's Form 10-SB filed on February 23, 2000 and incorporated herein by reference.

*    Filed herewith.

Exhibit 4(b)

                RADIANT ENERGY CORPORATION STOCK OPTION AGREEMENT

WHEREAS, ___________ (called the "Optionee") is a Director, Employee or Officer, or their designee, of Radiant Energy Corporation or its wholly owned subsidiary Radiant Aviation Services, Inc. (hereinafter called the "Company");

NOW, THEREFORE, the Company hereby grants to the Optionee an option to purchase __________ shares of the Common Stock of the Company at the price of $__________ CDN per share ("Option Price"), and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon receipt of the purchase price, all subject, however, to the terms and conditions hereinafter set forth.

     1. This option shall be subject to the terms and conditions contained in the Stock Option Plan of the Company and attached hereto.

     2. This option shall not be exercised until three months have elapsed from the date hereof.

     3.   This option shall  expire five (5) years from the date  granted  (date
          1999)

Executed at Buffalo, New York this _____ day of ___________, 1999.

                                                 Radiant Energy Corporation

                                                 By:
                                                    ----------------------------
                                                    Colin V.F. Digout
                                                    Secretary/Treasurer

The undersigned Optionee hereby acknowledges receipt of an executed original of the Stock Option Agreement.


                                                ------------------------------
                                                 Optionee

                           RADIANT ENERGY CORPORATION
                         STOCK OPTION PLAN EXERCISE FORM

Date:


To:

From:

Subject: Stock Option Exercise Form

                                                                Canadian $
                                                                ----------------

1.        Date of grant                                         ----------------

2.       Date of exercise                                       ----------------

3.       Number of shares to be exercised                       ----------------

4.       Option price                                           ----------------

5.       Option amount (3 x 4=5)                                ----------------
         (Check payable to Radiant Energy Corp. in
         Canadian dollars)

6.       Market price date of exercise                          ----------------
         (closing price on prev. day)

7.       Taxable Gain [(6 x 3)-5]                               ----------------



                                                                ----------------
                                                                Signature

Exhibit 5

WILDEBOER RAND THOMSON APPS & DELLELCE, LLP
BARRISTERS AND SOLICITORS
TEL: (416) 361-3121 FAX: (416) 361-1790                    SUITE 810, P.O. BOX 4
                                                          1 FIRST CANADIAN PLACE
                                                                TORONTO, ONTARIO
                                                                         M5X 1A9

July 31, 2000

Radiant Energy Corporation
40 Centre Drive
Orchard Park, New York 14217

Ladies and Gentlemen:

Re:      Radiant Energy Corporation - Registration Statement on Form S-8

We  act  as  Canadian   legal  counsel  to  Radiant  Energy   Corporation   (the
"Corporation").

This opinion is being furnished to you in connection with the Corporation's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933 (the "Act") relating to the offer and sale of up to 2,090,178 common shares of the Corporation ( the "Shares") under the Corporation's employee stock option plan adopted February 13, 1996, as amended on April 3, 1998 (the "Plan").

We have examined such statutes, public and corporate records of the Corporation and such documents and certificates of officers of the Corporation, public officials and others and considered such questions of law and conducted such other investigations as we have considered relevant and necessary as a basis for the opinion expressed herein.

For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents submitted to us as certified, photostatic or facsimile copies. We have also assumed that all corporate records reviewed by us are accurate and complete.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the Plan, will be legally issued, fully paid and non-assessable.

We are qualified to practice law only in the Province of Ontario and, accordingly, the opinion expressed herein is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,
/s/ Wildeboer Rand Thomson Apps & Dellelce, LLP

EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Radiant Energy Corporation of our report dated January 10, 2000 [except as to note 11 which is as February 11, 2000], with respect to the consolidated financial statements of Radiant Energy Corporation included in the Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on February 23, 2000 and as amended by Amendment No. 1 filed on July 14, 2000.

                                                           /s/ Ernst & Young LLP

Hamilton, Canada
July 28, 2000